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                          BORLAND INTERNATIONAL, INC.

                                  EXHIBIT 11
                 COMPUTATION OF EARNINGS (LOSS) PER SHARE (1)
                           (in thousands, unaudited)
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
                                                                    Three months ended
                                                                         June 30,
                                                                   --------------------
                                                                    1997 (2)   1996 (3)
                                                                   ---------  ---------
Net income (loss)................................................  $     79    $(21,809)

Weighted average number of common and common equivalent
shares...........................................................    37,117      38,824
Net loss per common and common equivalent share..................  $   0.00    $   (.56)
                                                                   ========    ========

Calculation of number of pro forma shares:
Assume exercise of all stock options.............................     9,352
Assume repurchase of up to 20% of actual outstanding shares......    (7,449)
Add average shares outstanding during period.....................    37,117
                                                                   --------

Pro forma shares for EPS.........................................    39,027
                                                                   --------

Calculation of pro forma net income:
Net income as reported for period................................  $     79
Add after-tax interest adjustment related to assumed net option
exercises........................................................        --
                                                                   --------
Pro forma net income for EPS.....................................  $     79

Calculation of EPS:
Pro forma net income divided by pro forma shares.................  $   0.00
                                                                   ========
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(1) This exhibit should be read in conjunction with "Note 2 - Earnings (Loss)
    Per Share" of the "Notes to Unaudited Condensed Consolidated Financial Statements".
(2) Calculation is dilutive, therefore, used for EPS.
(3) Calculation is antidilutive, therefore, used weighted average shares for EPS.